UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

INTERNATIONAL GAME TECHNOLOGY
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9295 Prototype Drive, Reno, Nevada  89521
(Address of Principal Executive Offices) (Zip Code)

(775) 448-7777
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2011, the Board of Directors (the “Board”) of International Game Technology (the “Company”) approved the Fifth Restated Code of Bylaws of International Game Technology (the “Amended Bylaws”), effective immediately.  The Amended Bylaws restate the Company’s bylaws in their entirety and were adopted (i) to clarify that except as permitted by the Board, stockholders may not participate in meetings of stockholders through electronic communications, videoconferencing, teleconferencing or other available technology which allows the stockholders to communicate simultaneously or sequentially, and (ii) to expressly permit members of the Board, or of any committee, to participate in meetings of the Board or committee through electronic communications, videoconferencing, teleconferencing or other available technology which allows the members to communicate simultaneously or sequentially. These changes were adopted to conform the Amended Bylaws to recent amendments to the Nevada Corporations Code regarding use of electronic communications.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

3.1	Fifth Restated Code of Bylaws of International Game Technology, dated November 14, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: November 18, 2011	By:	/s/ Robert C. Melendres
Robert C. Melendres
Chief Legal Officer and Corporate Secretary

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Exhibit Index

Exhibit Number	Description

3.1	Fifth Restated Code of Bylaws of International Game Technology, dated November 14, 2011

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